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                                                              Exhibit 5(b) and 8

                        [THELEN REID & PRIEST LLP LETTERHEAD]



                                        October 4, 1998




The Washington Water Power Company
1411 East Mission Avenue
Spokane, Washington 99202


Ladies and Gentlemen:

     We are acting as counsel to The Washington Water Power Company (the "Company") in connection with the proposed issuance by the Company of up to 2,000,000 shares of its Preferred Stock, Convertible Series L (the "New Preferred Stock"), and a number of shares of Common Stock (the "New Common Stock") to be delivered upon conversion of the New Preferred Stock, and the related delivery of depositary receipts (the "Depositary Receipts") evidencing depositary shares each constituting a one-tenth interest in one share of the New Preferred Stock deposited with The Bank of New York, as depositary (the "Depositary") under a Deposit Agreement with the Company (the "Deposit Agreement"), all as contemplated by the registration statement on Form S-4 filed by the Company with the Securities and Exchange Commission on August 17, 1998 under the Securities Act of 1933, as amended (the "Act"), said registration statement, as it may be amended, being hereinafter called the "Registration Statement".

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and (ii) the Deposit Agreement. We have also examined such other documents and satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. As to various facts material to the opinions expressed below, we have relied on certificates of public officials, certificates of officers or employees of the Company, representations contained in the documents and other oral or written assurances by officers or employees of the Company.

     Based upon the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that when:

          (a) the Registration Statement shall have become effective under the Act;

          (b) The Deposit Agreement shall have been duly executed and delivered by the Company and the Depositary;

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THELEN REID & PRIEST LLP

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          (c)  the New Preferred Stock shall have been issued and delivered by the Company as contemplated by, and in conformity with, the Company's Restated Articles of Incorporation, as amended, and the other acts, proceedings and documents referred to in the opinion of Paine, Hamblen, Coffin, Brooke & Miller LLP which is being filed as Exhibit 5(a) to the Registration Statement; and

          (d) the Depositary Receipts shall have been duly executed by the Depositary and delivered as contemplated in the Deposit Agreement;

the Depositary Receipts will be legal and binding instruments with respect to the deposit of the New Preferred Stock under the Deposit Agreement.

          We further are of the opinion that no approval, authorization consent or other order of, or filing with, the Federal Energy Regulatory Commission under the Federal Power Act, as amended, or the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended, or the Investment Company Act of 1940, as amended, is required for the legal issuance by the Company of the New Preferred Stock or the New Common Stock (including the Rights appurtenant thereto) or for the legal issuance of the Depositary Receipts, as contemplated in the Registration Statement, or in order for the New Preferred Stock or the New Common Stock to be fully paid and non-assessable or for the Depositary Receipts to be legal and binding obligations.

          We are further of the opinion that the information contained in the Registration Statement under "Certain United States Federal Income Tax Consequences" constitutes an accurate description, in general terms, of the indicated federal income tax consequences to the holders of the Company's Common Stock of the exchange offer contemplated in the Registration Statement.

     The opinions expressed herein are limited to the laws of the State of New York and the federal law of the United States (excluding therefrom principles of conflicts of laws, state securities or blue sky laws). To the extent that such opinions relate to or are dependent upon matters governed by the laws of other States, we have assumed the legal conclusions set forth in the opinion of Paine, Hamblen, Coffin, Brooke & Miller LLP, which is being filed as Exhibit 5(a) to the Registration Statement.

     We hereby consent to the filing of this opinion as Exhibit 5(b) and 8 to the Registration Statement and to the references to our firm in the Registration Statement. In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                   Very truly yours,

                                   /s/ Thelen Reid & Priest LLP

                                   THELEN REID & PRIEST LLP